Exhibit 10.2

AGREEMENT FOR ADOPTION AND ASSUMPTION OF
THE MEN’S WEARHOUSE, INC. EMPLOYEE STOCK DISCOUNT PLAN

THIS AGREEMENT is entered into by and between The Men’s Wearhouse, Inc., a Texas corporation (“TMW”), and Tailored Brands, Inc., a Texas corporation (“TBI”).

W I T N E S S E T H :

WHEREAS, TMW previously adopted and continues to maintain The Men’s Wearhouse, Inc. Employee Stock Discount Plan (the “ESDP”);

WHEREAS, pursuant to that Agreement and Plan of Merger dated as of January 26, 2016 (the “Merger Agreement”), by and among TMW, TBI and HoldCo Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of TBI (“Merger Sub”), TMW created a new holding company structure by merging into Merger Sub and thus becoming a direct, wholly owned subsidiary of TBI, as a result of which each share of the common stock, par value $0.01 per share of TMW (“TMW Common Stock”), outstanding immediately prior to the Effective Time (as that term is defined in the Merger Agreement) was converted on a one-for-one basis into a share of common stock, par value $0.01 per share of TBI (“TBI Common Stock”), and the TMW Common Stock ceased to be listed on the New York Stock Exchange and the TBI Common Stock began to be listed on the New York Stock Exchange;

WHEREAS, TMW and TBI have determined that the reorganization of TMW and TBI will constitute a “corporate transaction” under the provisions of Treasury Regulation §1.424-1(a)(3);

WHEREAS, Section 3.1 of the Merger Agreement provides that at the Effective Time, TBI shall assume sponsorship of, and all obligations of TMW under, the ESDP and the Board of Directors of TBI (or, as applicable, a committee thereof) shall assume the authority of the Board of Directors of TMW (or, as applicable, a committee thereof) under the ESDP;

WHEREAS, this Agreement sets forth the terms and provisions agreed upon by TBI and TMW for the adoption and assumption by TBI of the ESDP.

NOW, THEREFORE, effective as of the Effective Time (as that term is defined in the Merger Agreement), TBI and TMW agree as follows:

1.                                      TBI (a) adopts and assumes sponsorship of the ESDP and (b) assumes and agrees to perform or provide for all of the responsibilities, duties, liabilities and obligations under the ESDP including all options issued thereunder (the “ESDP Options”) and all payroll deduction forms filed by participants under the ESDP.

2.                                      Each outstanding ESDP Option shall be converted, without any further action on the part of TBI or TMW, to an option to acquire that number of shares of TBI Common Stock equal to the number of shares of TMW Common Stock that could have been acquired under the ESDP Option at an exercise price (referred to in the ESDP as the “Option Price”) equal to the exercise price (or “Option Price”) determined under the terms of such outstanding ESDP Option.

3.                                      The total number of shares of TBI Common Stock committed to the Plan will equal the total number of shares of TMW Common Stock committed to the Plan, and the total number of shares of TBI Common Stock available under the Plan will equal the total number of shares of TMW Common Stock available under the Plan.

4.                                      TMW and its Board of Directors cease to be responsible for the administration of the ESDP and the ESDP Options.

5.                                      The members of the Committee (as that term is defined in the ESDP) administering the ESDP shall continue to be the members of such committee until replaced or their service otherwise terminates as provided in the ESDP.  TBI and its Board of Directors shall be responsible for those additional aspects of the ESDP that were previously administered by TMW or TMW’s Board of Directors, respectively.

6.                                      All  references in the ESDP, outstanding ESDP Options and payroll deduction forms filed under the ESDP to TMW shall be to TBI and all references to TMW Common Stock shall be to TBI Common Stock.

7.                                      The term of the current Offering Period under the ESDP in effect at the Effective Time (as that term is defined in the Merger Agreement) and the Exercise Date with respect to that period shall remain unchanged.

8.                                      The name of the ESDP will be changed from “The Men’s Wearhouse, Inc. Employee Stock Discount Plan” to the “Tailored Brands, Inc. Employee Stock Discount Plan” and the definition of the term “Plan” in Section 2.17 of the ESDP shall be revised accordingly.

9.                                      TBI agrees to be bound by all of the terms, provisions, limitations and conditions of the ESDP.

10.                               The agreements made hereunder are made in accordance with and subject to the provisions contained in the Merger Agreement.

11.                               This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

12.                               This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Effective Time (as that term is defined in the Merger Agreement).

THE MEN’S WEARHOUSE, INC.

By:	/s/ LAUREL C. PIES
Name: Laurel C. Pies
Title: Senior Vice President — Compensation & Benefits

TAILORED BRANDS, INC.

By:	/s/ A. ALEXANDER RHODES
Name: A. Alexander Rhodes
Title: Executive Vice President, General Counsel
and Chief Compliance Officer